UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
(Amendment No.   )

☒	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14A-6(E)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
FISERV, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Supplement to Proxy Statement for the
2025 Annual Meeting of Shareholders
To Be Held on May 14, 2025

This proxy statement supplement, dated May 7, 2025, supplements the proxy statement of Fiserv, Inc., filed with the Securities and Exchange Commission on April 2, 2025, made available to shareholders in connection with its annual meeting of shareholders to be held on Wednesday, May 14, 2025 at 10:00 a.m. Central time.

The primary purpose of this supplement is to provide updated information relating to Frank J. Bisignano, who was named in the proxy statement as a nominee for election as director at the annual meeting. This supplement should be read in conjunction with the proxy statement. This supplement does not change the proposals to be acted on at the annual meeting of shareholders or the recommendations of our board of directors with respect to the proposals, which are described in the proxy statement. Except as specifically supplemented or amended by the information in this supplement, all information set forth in the proxy statement continues to apply and should be considered when voting your shares using one of the methods described in the proxy statement. From and after the date of this supplement, any references to the “proxy statement” are to the proxy statement as supplemented hereby.

Withdrawal of Nominee for Election as Director and Related Matters

As disclosed in the proxy statement, Mr. Bisignano, our Chairman and Chief Executive Officer and a director, would cease serving our company in such roles upon  his confirmation as the Commissioner of the Social Security Administration by the U.S. Senate. On May 6, 2025, the U.S. Senate confirmed Mr. Bisignano’s appointment as the Commissioner of the Social Security Administration and Mr. Bisignano resigned as Chairman and Chief Executive Officer and a director. Upon Mr. Bisignano’s resignation, Michael P. Lyons, our President and CEO-Elect, became Chief Executive Officer and a director and Doyle R. Simons, our lead independent director, became non-executive Chairman of the Board.

In connection with Mr. Bisignano’s resignation, he also withdrew as a nominee for election as director at the annual meeting. Our board of directors has chosen not to replace Mr. Bisignano with another nominee and acted to reduce the size of the board to ten directors effective as of the annual meeting. Accordingly, Mr. Bisignano will not stand for election as a director at the annual meeting. The other director nominees named in the proxy statement will continue to stand for election as directors at the annual meeting.

Voting Matters

We will not prepare a new proxy card or voting instruction form to omit Mr. Bisignano. If you have already returned your proxy card or provided voting instructions, you do not need to take any action unless you wish to change your vote. Proxy cards received with instructions to vote for the election of Mr. Bisignano as a director will not be voted with respect to his election but will continue to be voted as directed or otherwise as set forth therein and described in the proxy statement with respect to all other matters properly brought before the annual meeting. If you have not yet returned your proxy card or submitted your voting instructions, please complete the proxy card or submit voting instructions, disregarding Mr. Bisignano’s name as a nominee for election as a director. Information regarding how to vote your shares, or revoke your proxy or voting instructions, is available in the proxy statement.